                                                              Exhibit 23(j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 7 to Registration Statement No. 333-108093 of Oppenheimer Principal
Protected Main Street Fund II, a series of Oppenheimer Principal Protected
Trust II on Form N-1A of our report dated March 2, 2005, relating to the consolidated financial statements of Merrill Lynch Bank USA for the year ended December 31, 2004.

We also consent to the reference to us under the heading "Independent
Registered Public Accounting Firm" in the Statement of Additional
Information, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Salt Lake City, Utah
December 23, 2005